Exhibit 99.1

GlycoGenesys, Inc. Believes Platt Lawsuit Is Without Merit

Company Plans to Pursue Legal Options Against Platt

BOSTON—(BUSINESS WIRE)—February 3, 2004—GlycoGenesys, Inc. (NASDAQ:GLGS), a biotechnology company developing novel drug candidates primarily based on glycobiology, announced that it received today a complaint from David Platt, its former CEO and Chairman alleging breach of his termination agreement with the Company and breach of fiduciary duties, among other claims. The Company believes the lawsuit is frivolous and wholly without merit. It intends to vigorously defend this suit and pursue all legal options against Dr. Platt.

GlycoGenesys, Inc.

GlycoGenesys is a biotechnology company that develops and licenses products based on glycobiology. The Company’s human therapeutic product GCS-100, a unique compound to treat cancer, has been evaluated in Phase II(a) human clinical trials for both colorectal and pancreatic cancers. The Company most recently completed a Phase I dose escalation trial of GCS-100 up to 80 mg/m2 at Sharp Clinical Oncology Research in San Diego, California. Further information is available on GlycoGenesys’ web site: www.glycogenesys.com.

Safe Harbor Statement

Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including, but not limited to, risks of product development (such as failure to demonstrate efficacy or safety), risk related to FDA and other regulatory procedures, market acceptance risks, the impact of competitive products and pricing, the results of current and future licensing, joint ventures and other collaborative relationships, the results of financing efforts, developments regarding intellectual property rights and litigation, and other risks identified in the Company’s Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:

GlycoGenesys, Inc.

Senior Vice President and CFO

John W. Burns

617-422-0674

GlycoGenesys, Inc.

VP of Business Development

Rick Pierce

617-422-0674

www.glycogenesys.com